UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 1, 2011 (June 27, 2011)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2011, Sonic Foundry, Inc. (“Sonic Foundry”) entered into a new lease (the “Lease”), as tenant, with West Washington Associates LLC, as landlord, pursuant to which Sonic Foundry will lease approximately 22,533 rentable square feet on the first floor of the Network 222 Building (the “Building”) at 222 West Washington Avenue, Madison, Wisconsin 53703 (the “Premises”). The Lease increases the amount of space leased by the Registrant pursuant to an existing lease with the Landlord (the “Existing Lease”) by approximately 13% and consolidates existing space on the first and seventh floor onto the first floor of the building.

The term of the Lease will commence on the Commencement Date (as such term is defined in the Lease) and ends seven years thereafter. It is expected that Sonic Foundry will take possession of the premises in November 2011, and that the Commencement Date will occur at that time.

The initial annual fixed base rent for the premises will be $546,910.20 and will escalate at the rate of two-and-one-half percent (2.5%) per year (“Base Rent”); however, if the Commencement Date occurs subsequent to October 1, 2011, Sonic Foundry will continue to pay the same rent it pays under its Existing Lease until the Commencement Date. In addition to the Base Rent, Sonic Foundry will be responsible for its pro rata share of increases in operating costs, including property taxes, utilities and certain other operating expenses, over its pro rata share of costs incurred by the Landlord in the base year of 2012 (“Additional Rent”). The Lease also allocates to Sonic Foundry an allowance of $612,675 to be applied towards leasehold improvements to the Premises.

The Lease further provides for up to 4,628 rentable square feet of expansion space. Pursuant to the Lease, provided that there are at least three years remaining on the Lease Sonic Foundry will have the first opportunity to lease contiguous space (“Expansion Space”) as it becomes available. If Registrant exercises its right of first opportunity, the rent per square foot will be equivalent to the then existing Base Rent per square foot under the Lease, and the Landlord will be required to turnkey the Expansion Space consistent with the finishes in the Premises. The lease for the Expansion Space will terminate at the same time as the termination date of the Lease.

The Lease also provides Sonic Foundry with three extension options, each for three years. The first extension option will permit Sonic Foundry to extend the Lease at a continual escalation of the Base Rent (2.5%) in existence at the end of the initial term; in addition the Landlord will provide Sonic Foundry with a $5 per usable square foot refurbishment allowance for the initial extension. The second and third three year extension periods will be based upon the fair market rental conditions in existence at the start of each extended term.

The Lease also provides that the Existing Lease will be terminated on the Commencement Date, provided that Sonic Foundry has satisfied certain provisions relating to surrender of the space on the seventh floor of the Building. As of the

Termination Date of the Existing Lease, Landlord and Sonic Foundry will be fully and unconditionally released and discharged from the provisions of the Existing Lease, except for covenants and conditions explicitly surviving termination. A copy of the Lease is attached as Exhibit 10.1 to this report, and the summary above is qualified by reference to the entire document.

Also, see disclosure under Item 2.03 below, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2011, Sonic Foundry and its wholly-owned subsidiary, Sonic Foundry Media Systems, Inc. (“SFMS”) entered into a Second Amended and Restated Loan and Security Agreement (the “Second Amended Agreement”) with Silicon Valley Bank (“Silicon Valley”). Under the Second Amended Agreement, the revolving line of credit will continue to have a maximum principal amount of $3,000,000. Interest will accrue on the revolving line of credit at the per annum rate of one percent (1.0%) above the Prime Rate (as defined), provided that Sonic Foundry maintains an Adjusted Quick Ratio (as defined) of greater than 2.0 to 1.0, or one-and-one half percent (1.5%) above the Prime Rate, if Sonic Foundry does not maintain an Adjusted Quick Ratio of greater than 2.0 to 1.0. The Second Amended Agreement does not provide for a minimum interest rate on the revolving loan. The Second Amended Agreement also provides for an increase in the advance rate on domestic receivables from 75% to 80%, and extends the facility maturity date to October 1, 2013.

Under the Second Amended Agreement, the existing term loan will continue to accrue interest at a per annum rate equal to the greater of (i) one percentage point (1.0%) above Silicon Valley’s prime rate; or (ii) eight and three quarters percent (8.75%). In addition, a new term loan can be issued in multiple draws provided that the total term loan from Silicon Valley shall not exceed $2,000,000 and provided further that total term debt shall not exceed $2,400,000. Under the Second Amended Agreement, any new draws on the term loan will accrue interest at a per annum rate equal to the Prime Rate plus three and three quarters percent (3.25%). The Second Amended Agreement does not provide for a minimum interest rate on the new term loan. Each draw on the new term loan will be amortized over a 36-month period. All draws on the term loan must be made within ten (10) months of June 27, 2011. The Second Amended Agreement also requires Sonic Foundry to continue to comply with certain financial covenants, including covenants to maintain an Adjusted Quick Ratio (as defined) of at least 1.75 to 1.00 and Debt Service Coverage Ratio of at least 1.25 to 1.00, the latter of which will be waived if certain funds are reserved.

A copy of the Second Amended Agreement is attached as Exhibit 10.2 to this report and the summary above is qualified by reference to the entire document.

On June 28, 2011, Sonic Foundry and SFMS entered into a Consent and Modification No. 1 to Loan and Security Agreement (“Consent and Modification Agreement”) with Partners for Growth II, L.P. (“PFG”). Under the Consent and Modification Agreement, PFG consented to Sonic Foundry and SFMS incurring additional indebtedness to Silicon Valley, provided that total outstanding term indebtedness owed to PFG and Silicon Valley does not exceed $1,900,000.

A copy of the Consent and Modification Agreement is attached as Exhibit 10.3 to this report and the summary above is qualified by reference to the entire document.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Lease Agreement between Sonic Foundry, as tenant, and West Washington Associates, LLC as landlord, dated June 28, 2011.

10.2	Second Amended and Restated Loan and Security Agreement dated June 27, 2011 among Sonic Foundry, SFMS and Silicon Valley Bank.

10.3	Consent and Modification No. 1 to Loan and Security Agreement entered into as of June 28, 2011, among Partners for Growth II, L.P., Sonic Foundry and SFMS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc. (Registrant)

July 1, 2011	By:	/s/ KENNETH A. MINOR
Kenneth A. Minor
Chief Financial Officer

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1	Lease Agreement between Sonic Foundry, as tenant, and West Washington Associates, LLC as landlord, dated June 28, 2011.

10.2	Second Amended and Restated Loan and Security Agreement dated June 27, 2011 among Sonic Foundry, SFMS and Silicon Valley Bank.

10.3	Consent and Modification No. 1 to Loan and Security Agreement entered into as of June 28, 2011, among Partners for Growth II, L.P., Sonic Foundry and SFMS.

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